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Exhibit 23.1


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3D (No. 333-23873) and the Registration Statements on Form S-8 (Nos. 33-52160, 33-90568, 33-90989, 333-04949, 333-57553, 333-36816, 333-
69283, and 333-12357) of Centura Banks, Inc. of our report dated January 8, 2001 relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Charlotte, North Carolina
February 23, 2001